As filed with the Securities and Exchange Commission on August 10, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (INITIAL STATEMENT)

                       LYNDOCH ESTATE WINES, INCORPORATED
                 (Name of small business issuer in its charter)


            NEVADA                         5180                   20-1412809
  (State or jurisdiction of    (Primary Standard Industrial    I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                   Suite 425, 5 Lime Street, King Street Wharf
                    Sydney, New South Wales. Australia 2000.
                            Telephone 61 2 82342500
          (Address and telephone number of principal executive offices)

                   Suite 425, 5 Lime Street, King Street Wharf
                    Sydney, New South Wales, Australia 2000.
(Address of principal place of business or intended principal place of business)

    Corporate Service Center, 1289 Terminal Way, Suite 3, Reno, Nevada 89502
                                 (800) 638-2320
           (Name, address and telephone number of agent for service)

                          Copies of communications to:

                             Richard I. Anslow, Esq.
                              Anslow & Jaclin, LLP
                          195 Route 9 South, Suite 204
                           Manalapan, New Jersey 07726

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities registered on this Form are to be offered are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective
registration   statement  for  the  same  offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
----------------------------------- --------------- ------------------ ------------------- ------------------
           Title of each                                 Proposed           Proposed
        class of securities            Amount to     maximum offering   maximum aggregate       Amount of
          to be registered           be registered   price per share     offering price     registration fee
----------------------------------- --------------- ------------------ ------------------- ------------------
Common shares, par value $.001 (1)     3,000,000           $1.50           $4,500,000            $570.15
----------------------------------- --------------- ------------------ ------------------- ------------------
Common shares, par value $.001 (2)     1,000,000           $1.50           $1,500,000            $190.05
----------------------------------- --------------- ------------------ ------------------- ------------------

     (1) Represents shares being sold to the public. The price of $1.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.
     (2) Represents shares of common stock issuable in connection with the conversion of options issued to Fort Street Equity, Inc. and Waldwick Investments Limited. The price of $1.50 per share is being estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  , 2004

                       LYNDOCH ESTATE WINES, INCORPORATED

    A MINIMUM OF 1,500,000 AND A MAXIMUM OF 3,000,000 SHARES OF COMMON STOCK

          1,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH
                        CONVERSION OF OUTSTANDING OPTIONS

Lyndoch Estate Wines, Incorporated (the "Company" "we" or "us"), a Nevada corporation, is offering a minimum of 1,500,000 and a maximum of 3,000,000 shares of our common stock, par value $.001, at U.S. $1.50 per share (the "Offering"). The initial offering period will end twelve (12) months from the date listed in this prospectus unless it is terminated earlier (the "Initial Offering Period"). This Offering is being made on a self-underwritten basis by us through our officers and directors. Since there is no selling commission, all proceeds from the Offering will go to us. Until the minimum amount of shares are sold, all proceeds from the sale of shares will be held in an attorney escrow account maintained by Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 at Wachovia Bank, NA.

If we do not sell a minimum of $2,250,000 or 1,500,000 of our shares of common stock during the Initial Offering Period, we will return all money from shares sold without interest within thirty (30) days of the close of the Initial Offering Period.

In addition, our selling security holders are offering to sell 1,000,000 shares of our common stock issuable in connection with the conversion of our options. We will not receive any proceeds from the sale of any common shares by our option holders.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that the minimum amount of proceeds will not be raised.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEFORE INVESTING IN SUCH SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This registration statement will be amended and completed from time to time, as necessary.

The information in this prospectus is not complete and may be changed. We may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      The date of this prospectus is , 2004

                                Table of Contents
                                -----------------
                                                                            Page
                                                                            ----
Prospectus Summary                                                             6

Risk Factors                                                                   8

Use of Proceeds                                                               10

Determination of Offering Price                                               11

Market for Common Equity and Related Stockholder Matters                      11

Equity  Compensation Plan Information                                         11

Dividends                                                                     12

Penny Stock Considerations                                                    12

Managements Discussion and Analysis or Plan of  Operation                     13

Business - Our Company                                                        14

Description  of Property                                                      15

Legal Proceedings                                                             15

Management Directors and Executive Officers                                   16

Executive Compensation                                                        16

Principal Stockholders                                                        18

Dilution                                                                      19

Selling Security Holders                                                      19

Shares Eligible for Future Sale                                               20

Plan of Distribution                                                          20

Certain Relationships and Related Transactions                                22

Description of Securities                                                     23

Changes In and Disagreements with Accountants on Accounting and Financial
Disclosure                                                                    24

Transfer Agent                                                                24

Experts                                                                       24

Legal Matters                                                                 24

Financial Statements                                                         F-1

Part II.

Indemnification of Directors and Officers                                     25

Other Expenses of Issuance and Distribution                                   25

Recent Sales of Unregistered Securities                                       26

Exhibits                                                                      26

Undertakings                                                                  27

                               PROSPECTUS SUMMARY

The following is a summary of material information which is supported in its entirety by detailed information, including financial information and notes thereto, contained in this prospectus. This highlighted summary is intended for reference only. Before making any investment, you should carefully consider the information under the heading "Risk Factors". Please note that throughout this prospectus the words "Company", "we", "our" or "us", refer to Lyndoch Estate Wines, Incorporated, and not to our selling stockholders.

About Us

We were incorporated in Nevada on August 18, 1993 under the name Lans Fidelity Corporation. We have remained inactive since incorporation. On May 19, 2004, we acquired all of the issued and outstanding shares of Lyndoch Estate Wines Pty Ltd, an Australian company involved in the acquisition of premium wine products. On June 9, 2004, we changed our name from Lans Fidelity Corporation to Lyndoch Estate Wines, Incorporated and increased our authorized share capital to 100,000,000 common shares and 10,000,000 preferred shares. On June 17, 2004, our wholly owned subsidiary, Lyndoch Estate Wines Pty Ltd, entered into an agreement to purchase the inventory, brand and wine making and bottling equipment of Ross Estate Wines, an established Australian winery.

We are a development stage company formed for the purpose of establishing a new mid-tier wine company in Australia. We intend to build a premium wine group by drawing together existing wine companies with strong brands from internationally recognized regions in Australia. We have identified a number of potential targets and have entered into an agreement to acquire an existing Australian winery. We believe that we will be able to leverage existing distribution channels and implement direct marketing arrangements and grouping brands and promotional strategies to achieve the critical mass we believe is required by major retail buyers in Australia and the United Kingdom. We also intend to exploit the United States wine market. By achieving effective economies of scale, we believe that we will be able to exploit key export markets, particularly the United States and the United Kingdom, in addition to the domestic Australian market. We intend to retain, to the extent possible, key wine making and marketing personnel of the wineries to be acquired.

Mr. John Lamb, our principal shareholder, officer and director, has demonstrated experience in the management and direction of an established Australian winery.

Securities Offered By Us

The maximum amount of shares offered: 3,000,000 common shares at $1.50 per share (or an aggregate offering price of $4,500,000).

The minimum amount of shares offered: 1,500,000 common shares at $1.50 per share (or an aggregate offering price of $2,250,000).

Up to an additional 1,000,000 common shares issuable upon the conversion of options issued to Fort Street Equity, Inc. and Waldwick Investments Limited.

Although we are not presently qualified for public quotation, we intend to qualify our shares for quotation on the NASD Over-the-Counter Bulletin Board concurrently as of the effective date of this prospectus or as soon as possible thereafter.

Offering Period

During the Initial Offering Period,  we will offer shares for a period of twelve
(12) months from the effective date of this prospectus, unless terminated earlier, in our sole discretion. During this Initial Offering Period we will be able to disburse funds from escrow once a minimum of $2,250,000, or 1,500,000 shares are sold.

Proceeds Held

Proceeds from the sales of our shares will not be paid to us until the $2,250,000 minimum in sales is achieved. Investors are reminded that, during the twelve-month period of the Initial Offering Period until the minimum sales are achieved, investments will be held in escrow, without accruing interest. If the minimum of $2,250,000 in shares is not raised in the Initial Offering Period, we will not return proceeds to the investors until thirty (30) days after the close of the Initial Offering Period. No interest will be earned on the funds in the escrow account. There will be no fees or other amounts deducted from returned funds.

Plan of Distribution

The offering of a minimum of 1,500,000 and a maximum of 3,000,000 of our common shares is being made on a self- underwritten basis by us through our officers and directors who will not be paid any commission or other compensation and without the use of securities brokers.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

Our selling securities holders may be selling up to 1,000,000 common shares issuable upon the conversion of options issued to Fort Street Equity, Inc. and Waldwick Investments Limited. Such shares of our common stock may be sold from time to time to purchasers directly by the selling security holders.
Alternatively, the selling shareholders may from time to time offer shares to underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders for whom they may act as agent. The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act. We will bear all expenses of the offering of shares of our common stock by the selling security holders other than payment that they may agree to make to underwriters.

Application of Proceeds

The proceeds of the offering are to be used by us for the acquisition of Ross Estate Winery, as more fully described below, and for general working capital.

                                  RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment. Each prospective investor should carefully consider the following risk factors, which are only a few of the risks associated with this Offering, as well as all other information set forth in this prospectus.

We depend on our President, Mr. John Lamb, and other management personnel to operate and grow and if we lose the services of these employees we will be unable to develop our business.

We believe the efforts of our executive officers and other management personnel including Mr. Lamb, are essential to our operations and growth. The loss of the services of Mr. Lamb and/or other key personnel would materially negatively affect us. We do not carry key person life insurance on any such individuals. In addition, we presently do not have written employment agreements with our management personnel to retain their services.

We have had a limited operating history and may not be able to continue to successfully develop our business plan or achieve profitability.

Our success or failure will depend in large part on our ability to acquire an established Australian winery, and to successfully market premium wine brands in Australia and abroad, including the United States and the United Kingdom. If we can not acquire the established Australian winery, we can not develop our business plan and achieve profitability which can lead to our demise.

We will operate in a competitive industry with other established wineries that can impact our market share and success.

We face significant competition from more established companies. This could prevent us from establishing a stable and long lasting market presence in the Australian and international wine market. Our competitors are medium sized wine companies that sell wine for greater than $10 per bottle. They compete amongst themselves and also amongst other wine companies who are looking to expand their brands into our market segment. The wine market is at risk from competitors lowering the price range, which will affect the whole wine industry. There are over 1,100 wineries in Australia competing in this market segment. Some of the more established competitors include Southcorp Limited (Penfold, Linderman), Pernod Ricard (Jacobs Creek) and Contellation Brand (Hardys).

Sales by selling securities holders below the $1.50 offering price may cause our stock price to fall and decrease demand in the primary offering which may decrease the value of your investment.

The selling security holder offering will run concurrently with our primary offering. All of our stock owned by the selling security holders will be registered by the Registration Statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our plan of operations may suffer from inadequate working capital.

The wine industry in Australia is highly regulated and can be time consuming and expensive

The wine industry in Australia is highly regulated and requires approvals to process, market and export wine from Australia. In addition, importing countries often require import permits, food and beverage health approvals and other licences or regulatory approvals. The exportation of wine from Australia into the USA requires DHHS/FDA approval and product registration. Such approvals can be time consuming and expensive to comply with.

You may not be able to liquidate your investments since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized stock exchange or quotation medium.

There has been no trading market for the shares and none is anticipated to develop in the near future. We intend to apply for a quotation on the Over the Counter Bulletin Board concurrently with the filing of this offering. It is unlikely that our trading market will develop in the near term, or that if developed, it will be sustained. In the event the regular public trading market does not develop, any investment in our stock would be highly illiquid. Accordingly, an investor in our shares may not be able to sell the shares readily, if at all.

This offering is being self-underwritten, and no independent due diligence has been undertaken.

This offering is being self-underwritten by our officers and directors, and potential investors should give careful consideration to all aspects of this offering before any investment is made. In the absence of an underwriter, no due diligence examination has been performed in conjunction with this offering such as would have been performed in an underwritten offering.

Investors in this offering will bear the most risk of loss even though our present officer and director will control us

John Lamb, our present officer and director, presently owns, through in-direct family holdings,74.5% of our common shares. John acquired his controlling interest at a cost substantially below the offering price in this offering. Specifically, the aggregate amount paid for the interest acquired by John Lamb is $4,500 or $0.001 per share. Accordingly, purchasers of the shares offered will bear most of the risk of loss although our control will be maintained by the existing stock owners by virtue of their percentage of stock ownership prior to the offering. John will own slightly less than 50% of our shares after the offering.


                                 USE OF PROCEEDS

The net proceeds to us from this Offering, after deducting estimated offering expenses of $75,000, are estimated to be approximately $2,175,000 assuming the Minimum Offering is sold, and $4,425,000 assuming the Maximum Offering is sold. We will not receive any proceeds from the sale of shares by the selling security holders. We expect The Company expects to use such net proceeds as follows:

                                      Approximate        Approximate Percentage
Application of Proceeds              Dollar Amount           of Net Proceeds
-----------------------        ------------------------------------------------


                                  Minimum      Maximum      Minimum     Maximum
                                -----------------------------------------------

Ross Estate Acquisitions(1)     $1,750,000   $3,500,000        80%         79%

Marketing and Promotion         $  200,000   $  400,000         9%          9%

Working Capital and
General Corporate Purposes (2)  $  225,000   $  525,000        11%         12%
                                -----------------------------------------------
         Total................. $2,175,000   $4,425,000       100%        100%
                                ===============================================
--------------------
      (1)We plan to acquire Ross Estate Winery within 2 months after the maximum funds are raised in this offering. There is no assurance we will be successful in our efforts. The acquisition amount under the "minimum" column allows for the balance of the acquisition cost amounting to $1,750,000 to be funded through bank financing.

      (2)Represents   amounts  to  be  used  for  working  capital  and  general
         corporate  purposes,   including  rent  expense,   corporate  overhead,
         administration and ongoing professional fees.

The foregoing represents our best estimate of our allocation of the net proceeds of the Minimum Offering and Maximum Offering based upon the current state of our business development and management estimates of current industry conditions. We anticipate, although there can be no assurance, that the net proceeds from the Minimum Offering will only allow us to sustain our operations for a period of approximately twelve (12) months. Upon completion of the Maximum Offering, we believe we will have sufficient financing to operate our business for approximately eighteen (18) months following the completion of the Maximum Offering. The net proceeds may be reallocated among the categories set forth above or otherwise depending upon the state of our business operations and other factors, many of which are beyond our control. See "Risk Factors."

                         DETERMINATION OF OFFERING PRICE

The initial public offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. However, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized stock exchange. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. While we intend to take needed action to qualify our common shares for quotation on the NASD OTCBB, there is no assurance that we can satisfy the current listing standards.

As of July 29, 2004, based on our transfer agent records, we had 39 shareholders holding 6,035,000 shares of our common stock.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of July 29, 2004, with respect to compensation plans under which our equity securities are authorized for issuance:



                                   (a)                   (b)                     (c)

                           --------------------   --------------------   -------------------
                                                                         Number of securities
                                                                         remaining available
                           Number of securities                          for future issuance
                           to be issued upon      Weighted-average       under equity
                           exercise of            exercise price of      compensation plans
                           outstanding options,   outstanding options,   (excluding securites
                           warrants and rights    warrants and rights    reflected in column (a))
                           --------------------   --------------------   -------------------
Equity compensation
plans approved by
security holders                None

Equity compensation
plans not approved
by security holders             None

     Total                      None


                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser's written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We were incorporated in Nevada on August 18, 1993, and remained dormant until May 19th, 2004, when we acquired Lyndoch Estate Wines Pty Ltd, an Australian company entering the marketing and distribution of Australian wines in Australia, the UK and the USA.

Our only expenditure for the three and six months ended June 30, 2004, was financing costs of $1,535 incurred in the acquisition of Lyndoch Estate Wines Pty Ltd.

During the year ended December 31, 2003, Lyndoch Estates Pty Ltd incurred expenditures of $702,956. This expenditure comprised legal, and consulting costs incurred in evaluating and sourcing viable wine estates, product and distribution channels. These costs were funded through a note payable of $90,757 to Stuff and Bits and Pieces Pty Ltd and accounts payable to Banksia Entertainment Pty. Ltd. of $602,600.

We have entered into an agreement with Ross Estates Pty. Ltd., a premium Australian winery, to purchase the Ross brand, all the Ross estate winery inventory and all equipment used in the production and bottling processes. As part of the agreement, we have entered into land lease agreements with Ross, which gives Lyndoch the use of the vineyards under a six year renewable lease. The purchase price for the Ross acquisition is $5M Australian, subject to stock adjustments.

We expect to complete the acquisition as soon as funding becomes available, and expect to generate earnings and positive cash flow within three months of closing the transaction.

We have targeted other premium Australian wineries for acquisition, pending financing. We have entered into informal discussions to acquire two additional wine labels, one located in South Australia and one located in New South Wales. These discussions will be formalized once the company has raised sufficient capital for these acquisitions. The South Australia brand will use its grape resources and the Ross Estate processing and bottling resources. The New South Wales brand has its own vineyard will use its existing resources together with our South Australian sources to expand its brand.

We have entered into agreements with four grape growers, for the purchase of premium grape, and intend to use these grapes for bottling under new brands names including Lyndoch Estate. The production and bottling of the purchased grape will be done at the Ross Estate Winery.

The joint marketing of the three combined brands will achieve economies of scale and provide for increase in sales.

We plan to focus on the USA market which has become the largest market for the export of Australian wines.

Liquidity and Capital Resources
-------------------------------

We are currently experiencing severe liquidity problems and have financed our operations to date through a note of $90,757 and payables of $602,600. Both these amounts are liabilities payable to corporations controlled by our Chairman and President.

We are relying on future funding through the sale of our securities in order to achieve our plan of operations.

We have signed an agreement to purchase the inventory and equipment of Ross Estate wines for a purchase price of $3,500,000 subject to inventory adjustment. We are hoping to raise a minimum of approximately $2,200,000 through the sale of its securities, and plan to use $2,000,000 of these proceeds, together with bank financing of approximately $1,500,000 to purchase the Ross Estate assets.

The purchase of these assets will give us immediate positive cash flow, which we plan to use to acquire other wineries.

                             BUSINESS - OUR COMPANY

We were incorporated in Nevada on August 18, 1993 under the name Lans Fidelity Corporation. We have remained inactive since incorporation. On May 19, 2004, we acquired all of the issued and outstanding shares of Lyndoch Estate Wines Pty Ltd, an Australian company involved in the acquisition of premium wine products. On June 9, 2004, we changed our name from Lans Fidelity Corporation to Lyndoch Estate Wines, Incorporated and increased our authorized share capital to 100,000,000 common shares and 10,000,000 preferred shares. On June 17, 2004, our wholly owned subsidiary, Lyndoch Estate Wines Pty Ltd, entered into an agreement to purchase the inventory, brand and wine making and bottling equipment of Ross Estate Wines, an established Australian winery.

We  are  principally  involved  in  the  production  and  marketing  of  premium
Australian wines through the acquisition of wineries and through exclusive product purchases from premium wineries. We plan to expand our business through the acquisition of Australian wineries, the purchase of grape from premium Australian wineries and through better utilization of acquisition targets.

The first acquisition target is Ross Estate Wines Pty Ltd., now operating in the Barossa Valley, Lyndoch, Australia. Ross Estate was established in 1993. The cost of acquiring Ross Estate will be approximately US $3,500,000.00 We have entered into an agreement to purchase all of the inventory, award wining brand, distribution network and equipment of Ross Estate, and have entered into a long term lease to harvest grape from the Ross Estate property. We also intend to utilize and expand the existing distribution network of Ross Estate.

We have targeted other premium Australian wineries for acquisition, pending financing. We have entered into informal discussions to acquire two additional wine labels, one located in South Australia and one located in New South Wales.

These discussions will be formalized once the company has raised sufficient capital for these acquisitions. The South Australia brand will use its grape resources and the Ross Estate processing and bottling resources. The New South Wales brand has its own winery and will use its existing resources together with our South Australian sources to expand its brand.

We have entered into agreements with four grape growers, for the purchase of premium grape, and intends to use these grapes for bottling under new brands names including Lyndoch Estate. The production and bottling of the purchased grape will be done at the Ross Estate Winery.

The joint marketing of the three combined brands will achieve economies of scale and provide for increase in sales.

We plan to focus on the USA market. This has become the largest market for the export of Australian wines.

Employees
---------

As of August 5, 2004, we have 2 employees, John Lamb and Jane Roberts, our 2 officers. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We currently use office space located at 5 Lime Street, King Street Wharf, Sydney, New South Wales, Australia. These facilities are owned by John Lamb, our officer and director. We do not pay Mr. Lamb any rent for these facilities.

The pending acquisition of Ross Estate Winery will result in us acquiring the equipment of Ross Estate which includes crushers, fermenters, stainless steel tanks, barrels, bottling line and ancilliary winery plant. The acquisition will also include the producers and export licences held by Ross Estate. We will also enter into a land lease with Ross Estate for the lease of 100 acres of vineyard and winery. The term of the lease will be 6 years, renewable for a further 12 years on expiration. The lease rate is $170,000 per annum, before adjustment for a CPI increase.

                                LEGAL PROCEEDINGS

Neither our parent company nor our subsidiary, or any of their properties, is a party to any pending legal proceeding. We are not aware of any contemplated proceeding by a governmental authority. Also, we do not believe that any director, officer, or affiliate, any owner of record or beneficially of more than five percent of the outstanding common stock, or security holder, is a party to any proceeding in which he or she is a party adverse to us or has a material interest adverse to us.

                                   MANAGEMENT
                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors

Name                       Age            Position
----                       ---            --------

John Lamb                  53             President, Chief Executive Officer and
                                          Chairman of the Board of Directors
Jane Roberts               49             Chief Financial Officer, Treasurer and
                                          Secretary
Ian Gemmell                62             Director

Mr. John Lamb, a resident of Australia, is our President, Chief Executive Officer and Chairman. Mr. Lamb is a graduate from The University of Newcastle, Australia where he obtained a Batchelor of Commerce. Mr. Lamb is currently the Chairman of Banksia Entertainment, a private corporation involved in the production and distribution of television programs in Australia and the former chairman and major shareholder of Banksia Wines Limited (Australia) (formerly known as St. Hallet Winery). For over fifteen years, Mr. Lamb has acted as managing director of Channel 9 Australia. Mr. Lamb has served as Chairman of the South Australian Tourism Commission, the Wine Tourism Council and the steering Committee for the National Wine Centre. Mr. Lamb has served as a director of United Broadcasting Company from 1978 to 1998. Mr. Lamb has also served as chairman of Banksia Entertainment Pty Ltd since 1998.

Mr. Ian Gemmell is a resident of Australia. Mr. Gemmell has lived and worked in North America, the Middle East and Asia and has developed extensive experience in dealing with export markets. Mr. Gemmell graduated from the University of South Australia in 1961 with a degree in Building Technology. Between 1990 and 1993, he served as CEO of ATCO Ltd., a structures rental and portable housing company with annual sales of $118 million. Between 1993 and 1996, he was appointed general manager of various divisions of Boral Group, a private corporation involved in building systems. Between 1996 and 1998, he held the position of Chairman and CEO of Aunger Automotive Products, a private corporation involved in the automotive OE market. Since 1998, Mr. Gemmell has remained the principal of Gemmell Consultants, a consulting firm involved in property management, asset management and engineering.

Ms. Jane Roberts is the Chief Financial Officer ("CFO") and Secretary and Treasurer to the Company. Jane holds a commercial certificate in financial accounting. She is also the CFO of Banksia Entertainment and has previously held positions as the administration manager for the Asma Foundation of Australia and Assistant Financial Controller of the Stephen Norris Group, a private Australian construction company.


                             EXECUTIVE COMPENSATION

The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2003 fiscal year, for our Chief


Executive  Officer  and for each of our other  executive  officers  (the  "Named
Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2003.

                           SUMMARY COMPENSATION TABLE


                        ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                                                            RESTRICTED     SECURITIES
NAME AND PRINCIPAL     FISCAL        ANNUAL       STOCK      UNDERLYING      OPTIONS        ALL OTHER
POSITION               YEAR          SALARY       BONUS     COMPENSATION      AWARDS     (NO. OF SHARES)   COMPENSATION
--------               ----          ------       -----     ------------      ------     ---------------   ------------
John Lamb              2004 (2)     $200,000        0             0             0               0            $200,000
                       2003 (1)     $100,000        0             0             0               0            $100,000
Jane Roberts           2004 (2)     $ 60,000        0             0             0               0            $ 60,000
Ian Gemmell            2004 (2)     $ 30,000        0             0             0               0            $ 30,000


(1) This salary was paid by Lyndoch Estate Wines Pty Ltd.
(2) These salaries will not commence until its company is funded and the company has commenced trading operations.

Compensation of Directors
-------------------------

Our directors will not receive compensation for services provided as a member of our Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

Executive Compensation
----------------------

We presently have not negotiated any employment agreements with our management personnel to retain their services.

Mr. John Lamb received 4,500,000 common shares and 1,000,000 of our Series A preferred shares in exchange for his interest in Lyndoch Estate Wines Pty Ltd.

                                  STOCK OPTIONS

We did not grant stock options in 2003.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2003:

                          OPTION GRANTS IN FISCAL 2003
                             (INDIVIDUAL GRANTS)(1)


         NUMBER OF               % OF TOTAL OPTIONS
         SECURITIES UNDERLYING   GRANTED TO EMPLOYEES IN   EXERCISE   EXPIRATION
NAME     OPTIONS GRANTED         FISCAL                    PRICE      DATE
                                 2003
                                 ----
None


                             PRINCIPAL STOCKHOLDERS

To the knowledge of our directors and executive officers, the following are the only persons beneficially owning, directly or indirectly, or exercising control or direction over more than 5% of voting rights attached to the shares of our common stock both prior to the Offering and after giving effect to the Offering and the exercise of the options being registered in this Registration Statement:

------------------------------ ------------------------------------ ----------------------------------
                                       Prior to the Offering               After the Offering(1)
------------------------------ ------------------------------------ ----------------------------------
Name                            Number          Percentage Of        Number        Percentage Of
                                Of              Common Shares        Of            Common Shares
                                Common          (Non-Diluted/        Common        (Non-Diluted/
                                Shares          Fully Diluted)(1)    Shares        Fully Diluted)(1)
------------------------------ --------------- -------------------- ------------- --------------------
John Lamb                       4,500,000(2)     74.57%              4,500,000     49.81%
------------------------------ --------------- -------------------- ------------- --------------------
Fort Street Equity, Inc.          475,000         7.87%                975,000      9.7%
------------------------------ --------------- -------------------- ------------- --------------------
Waldwick Investments, Limited     475,000         7.87%                975,000      9.7%
------------------------------ --------------- -------------------- ------------- --------------------


1. Assuming the Maximum Offering is fully subscribed for and all of the Options are exercised. Mr. Lamb also holds 1,000,000 Series "A" preferred shares, which are not included for calculation purposes since there are no conversion rights for such shares. The shares do carry 50 votes in general and special meetings.
2. The 4,500,000 shares are owned by Stuff and Bitsn' Pieces Pty Ltd. (1,800,000) and Banksia Entertainment Pty Ltd. (2,700,000). Mr. Lamb and/or his family are the principal shareholders of both entities.

Fully Diluted Share Capital

The following table sets forth our issued and outstanding share capital, on both a non-diluted and a fully-diluted basis, after the Offering.


--------------------- --------------------------------------- ------------------------------------
Holders                           Minimum Offering                       Maximum Offering
--------------------- --------------------------------------- ------------------------------------
                                                  Percentage                           Percentage
                       Common      Warrants/      of Voting    Common      Warrants/   of Voting
                       Shares       Options       Stock(1)     Shares       Options    Stock(1)
--------------------- ----------- -------------- ------------ ----------- ----------- ------------
Current shareholders
of the Company         6,035,000   1,000,000        82.4%      6,035,000   1,000,000     70.1%
--------------------- ----------- -------------- ------------ ----------- ----------- ------------
Purchasers under
the Offering           1,500,000                    17.6%      3,000,000                 29.9%
--------------------- ----------- -------------- ------------ ----------- ----------- ------------

--------------------- ----------- -------------- ------------ ----------- ----------- ------------
TOTALS:                7,535,000   1,000,000                   9,035,000   1,000,000
--------------------- ----------- -------------- ------------ ----------- ----------- ------------
Fully Diluted(1):            8,535,000               100%           10,035,000           100%
--------------------- -------------------------- ------------ ----------------------- ------------


3. On a non-diluted/fully diluted basis. "Fully diluted" means that all outstanding options and other convertible securities have been exercised.
     Mr. Lamb also holds 1,000,000 Series "A" preferred shares, which are not included for calculation purposes since there are no conversion rights for such shares. The shares do carry 50 votes in general and special meetings.

                                    DILUTION

After giving effect to the sale of 1,500,000 shares of our common stock (less estimated expenses of this offering), our pro forma net tangible book value attributable to the holders of the shares of our common stock at June 30, 2004 was $.20 per share, representing an immediate increase in net tangible book value of approximately $0.31 per share to the existing stockholders and an immediate dilution of $1.30 per share to the new investors.

After giving effect to the sale of 3,000,000 shares of our common stock offered hereby (less estimated expenses of this offering), our pro forma net tangible book value attributable to the holders of the shares of our common stock at June
30, 2004 was $0.41 per share, representing an immediate increase in net tangible book value of approximately $0.52 per share to the existing stockholders and an immediate dilution of $1.09 per share to the new investors.

Furthermore, after giving effect to the sale of 1,500,000 shares of Common Stock to the new investors in this offering, such investors will hold 19.9% of our outstanding shares of common stock and will have contributed 100% of the consideration. After giving effect to the sale of 3,000,000 shares of our common stock, new investors in this offering will hold 33.2% of our shares of common stock and will have contributed 100% of the consideration.

                              SELLING STOCKHOLDERS

Of the  4,000,000  of our  common  shares to be covered  by this  prospectus,  a maximum of 3,000,000 shares are being offered by us and the remaining  1,000,000 are being  offered by our option  security  holders.  The  1,000,000  shares are issuable upon exercise of options held by Waldwick  Investments Limited (500,000 options) and Fort Street Equity, Inc. (500,000 options).

The following table sets forth the name of each selling security holder, the number of shares of common stock beneficially owned by the selling security holders as of July 29, 2004, and the number of shares being offered by each selling security holder.


                          Shares of Common      Percent of Common      Shares of Common      Number of Shares    Percent
Name of Selling           Stock Owned Prior     Shares Owned Prior     Stock to be sold in   owned after         of shares owned
Stockholder               to the offering       to the offering        the offering(1)       the offering(1)     after offering
---------------           -----------------     ------------------     -------------------   ----------------    ----------------
Fort Street Equity, Inc.      475,000 (2)             7.87%                500,000 (2)           475,000               4.73%
------------------------- -----------------     ------------------     -------------------   ----------------    ----------------

Waldwick Investments Ltd.     475,000 (3)             7.87%                500,000 (3)           475,000               4.73%
------------------------- -----------------     ------------------     -------------------   ----------------    ----------------

     (1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold during the offering period. The percentage of shares is based on 6,035,000 shares issued and outstanding as of July 29, 2004.

     (2) Fort Street Equity, Inc. also owns 500,000 options which convert into 500,000 shares of our common stock. Such options are being registered in this prospectus and are not included in the amount of shares owned prior to the offering.

     (3) Waldwick Investments Limited also owns 500,000 options which convert into 500, 000 shares of our common stock. Such options are being registered in this prospectus and are not included in the amount of shares owned prior to the offering.

                         SHARES ELIGIBLE FOR FUTURE SALE

As of July 29, 2004 there are no shares of Common Stock currently issued and outstanding which are freely tradable without restrictions under the Securities Act.

In general, under Rule 144 as currently in effect, any of our affiliates and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, is entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of our then outstanding shares of common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain limitations on manner of sale, notice requirements, and the availability of current public information about us. Our non-affiliates who have held their restricted shares for two years are entitled to all their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Shares held by shareholders who were promoters or affiliates of the blank check company even after a merger with us, may not be sold in reliance on Rule 144.

We are not quoted on the OTC Bulletin Board. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, we cannot predict the number of shares of our common stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of our common stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of our common stock under rule 144 could adversely affect prevailing market prices for our securities.

                              PLAN OF DISTRIBUTION

The offering of a minimum of 1,500,000 and a maximum of 3,000,000 of our common shares is being made on a self- underwritten basis by us through our officers and directors who will not be paid any commission or other compensation and without the use of securities brokers.

Currently, we have not established an underwriting arrangement for the sale of these shares. Our officers and directors will be the only persons that will conduct the direct public offering. They intend to offer and sell the shares in the primary offering through their business and personal contacts. There is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of the offering.

Our officers and directors are the only persons that plan to sell our shares of common stock. None of them are registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, each of them (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iii) pursuant to Rule 3a4-1(a)(4)(ii), each of them will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us, other than in connection with transactions in securities; each of them was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and each of them has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling option holders shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o    ordinary brokers transactions, which may include long or short sales,

o transactions involving cross or block trades on any securities or market where our common stock is trading,

o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

o    any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $75,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to issue option to Waldwick Investments, Limited and Fort Street Equity, Inc. The said option agreements, each dated May 10, 2004, entitle the respective holders to purchase up to 500,000 common shares from us for a period of two (2) years. The exercise price of the options is the greater of (a) $0.50 per share, or (b) the average trading price of our common shares over the preceding five (5) business days, less a discount of forty percent (40%).

Waldwick Investments Limited is a Nevis corporation controlled by Mr. Kevin Murray. Fort Street Equity, Inc. is a Cayman Islands corporation controlled by Mr. Mitchell Stough.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. At July 29, 2004, we had 6,035,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non- assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of $.001 par value preferred stock. At July 29, 2004, we have issued 1,000,000 series "A" preferred shares to John Lamb. Each of the preferred shares carry no dividend rights, no liquidation rights, no pre-emptive rights, no conversion rights and no redemption rights but carry 50 votes in general and special meetings. The remaining 9,000,000 preferred shares have not been issued. Under our Certificate of Incorporation, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Options

On May 25, 2004, we issued a total of 1,000,000 options. 500,000 each to Waldwick Investments Limited and Fort Street Equity, Inc. Each option provides the option holder the right to purchase one share of our common stock at the greater of : (1) a 40% discount from the average closing bid price of our common stock on a public exchange during the 10 trading days immediately prior to the exercise of the option or (2) $.50 per share. The options can be exercised at any time until December 31, 2005. To date, no options have been exercised.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During  the two most  recent  fiscal  years  and the six  month  interim  period subsequent  to  December  31,  2003,  there have been no  disagreements  with SF
Partnership, LLP, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is Brookhill Stock Transfer, located at 1192 Draper Parkway, #511, Draper, UT 84020-9095. Its telephone number is 801-619-0889.

                                     EXPERTS

The financial statements included in this prospectus have been audited by SF Partnership, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                              FINANCIAL STATEMENTS

                            LYNDOCH ESTATE WINES INC.
                           A DEVELOPMENT STAGE COMPANY

                    CONSOLIDATED INTERIM FINANCIAL STATEMENTS

                         SIX MONTHS ENDED JUNE 30, 2004

                                    CONTENTS

Consolidated Balance Sheets                                                  F-1
Consolidated Statements of Operations                                        F-2
Consolidated Statements of Cash Flows                                        F-3
Notes to Consolidated Financial Statements                             F-4 - F-9


LYNDOCH ESTATE WINES INC.
A DEVELOPMENT STAGE COMPANY
Consolidated Balance Sheets
June 30, 2004 and December 31, 2003

                                                           June 30,     December 31,
                                                             2004           2003
                                                         -----------    -----------

                                     ASSETS

         CURRENT ASSETS

Accounts Receivable                                                7              0
                                                         -----------    -----------

                                   LIABILITIES

Current
   Accounts payable and accrued charges                  $   602,600    $         0
   Notes payable (note 5)                                     90,757              0
                                                         -----------    -----------
    Total Current Liabilities                                693,350              0
                                                         -----------    -----------

NET CURRENT LIABILITIES
                                                         -----------    -----------

                              STOCKHOLDERS' EQUITY

Capital Stock (note 7)                                         7,035          1,535

Accumulated Other Comprehensive Gain                           2,571             (0)

Accumulated Deficit                                         (702,956)        (1,535)
                                                         -----------    -----------

         STOCKHOLDER SHORTFALL                           $  (693,350)   $         0
                                                         -----------    -----------


      See notes which form an integral part of these financial statements.


LYNDOCH ESTATE WINRS INC.
A DEVELOPMENT STAGE COMPANY
Consolidated Statements of Operations
Three and Six Months Ended
June 30, 2004 and 2003

                                            Three        Three         Six          Six
                                            Months       Months       Months       Months
                                            Ended        Ended        Ended        Ended      Cumulative
                                           June 30      June 30      June 30      June 30       from
                                             2004         2003         2004         2003      inception
                                          ----------   ----------   ----------   ----------   ----------
Revenue                                   $        -   $        -   $        -   $        -   $        -
                                          ----------   ----------   ----------   ----------   ----------
Expenses
  Administrative Costs                         1,535            -        1,535            -       30,050
                                          ----------   ----------   ----------   ----------   ----------
  Consulting Expense                               -            -            -            -      505,969
                                          ----------   ----------   ----------   ----------   ----------
  Legal Expenses                                   -            -            -            -       66,937
                                          ----------   ----------   ----------   ----------   ----------
Directors Salaries                                 -            -            -            -      100,000
                                          ----------   ----------   ----------   ----------   ----------
Net Loss                                      (1,535)          (-)      (1,535)           -     (702,956)
                                          ----------   ----------   ----------   ----------   ----------

Basic and Fully Diluted Loss per Share       (0.0001)      (0.000)     (0.0001)      (0.000)
                                          ----------   ----------   ----------   ----------
Number of shares outstanding               6,035,000    5,500,000    3,463,000    1,535,000
                                          ----------   ----------   ----------   ----------


      See notes which form an integral part of these financial statements.


LYNDOCH ESTATE WINES INC.
A DEVELOPMENT STAGE COMPANY
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2004 and June 30, 2003

                                                                             Cumulative
                                                                             from
                                                      2004         2003      Inception
                                                   ---------    ---------    ---------
Cash Flows from Operating Activities
   Net loss                                        $  (1,535)   $      (0)   $(702,956)

   Adjustments to reconcile net loss to net cash
      used in operating activities
      Accounts receivable                                  1            0           (7)
                                                   ---------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Non cash foreign currency translation              56,647            0        2,571
   Proceeds from notes payable                        (7,416)           0       90,757
   Proceeds from working capital                     (49,232)           0      602,600
   Proceeds from issue of capital stock                1,535            0        7,035
                                                   ---------    ---------    ---------

                                                       1,534            0      702,963
                                                   ---------    ---------    ---------

Net Increase (Decrease) in Cash                            0            0            0
Cash - beginning of period                                 0            0            0
                                                   ---------    ---------    ---------

Cash - end of period                               $       0    $       0    $       0
                                                   ---------    ---------    ---------


      See notes which form an integral part of these financial statements.

LYNDOCH ESTATE WINES INC.
A DEVELOPMENT STAGE COMPANY
Notes to Consolidated Financial Statements
Quarter Ended June 30, 2004 and 2003

1. Operations and Business

     The unaudited condensed financial statements of Lyndock Estae Wines Inc included herein have been prepared by Lyndock Estate Wines pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information or footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of Lyndock management, the accompanying unaudited condensed financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information included herein. While Lyndock Estate Wines believes that the disclosures are adequate to make the information not misleading, it is suggested that these financial statements should be read in conjunction with Lyndock's audited financial statements contained in this filing for the year ended December 31, 2003.

     On December 9, 2003, the Company entered into a definitive Share Exchange Agreement (the "Agreement") with Lyndock Estate Wines Pty Limited, an Australian corporation involved in the development a premium wine business in Australia, whereby the Company acquired all of the issued and outstanding shares of the Subsidiary in exchange for 4,500,000 common shares and 1,000,000 preferred shares Series "A" of the Company. The preferred shares Series "A" are non-participating, but each share is entitled to 50 votes in a general meeting. As a result of the Agreement, the shareholder of Lyndock Estate Wines Pty Ltd controls 75% of the Company. While the Company is the legal parent, as a result of the reverse takeover, Lyndock Estate Wines Pty Ltd became the parent company for accounting purposes.

     The Company is now engaged in the  business of  developing  a premium  wine
     production  and  distribution  operation.   The  Company  is  considered  a
     development stage company as defined by SFAS No 7.

2. Going Concern

     These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

     The Company is in the development stage of operations and has sustained operating losses since inception. In addition the working capital of the Company is not sufficient to meet its planned business objectives. The Company's continuation as a going concern is uncertain and dependant on successfully bringing its services to market, achieving future profitable operations and obtaining additional sources of financing to sustain its operations, the outcome of which cannot be predicted at this time. In the event the Company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of its products and services. Though the business plan indicates profitable operation in the coming year, these profits are contingent on completing and fulfilling contracts with various providers of goods and services throughout the world to provide the company with a cash flow to sustain operations. In the event the Company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of its products and services.

LYNDOCH ESTATE WINES INC.
A DEVELOPMENT STAGE COMPANY
Notes to Consolidated Financial Statements
Quarter Ended June 30, 2004 and 2003




3. Summary of Significant Accounting Policies

     a) Basis of Financial Statement Presentation

           These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

     b) Basis of Consolidation

           The merger of the Company and Lyndock Estate Wines Pty Ltd Limited has been recorded as the recapitalization of the Company, with the net assets of the Company brought forward at their historical basis. The intention of the management of Lyndock Estate Wines Pty Ltd was to acquire the Company as a shell company listed on the OTC Bulletin Board. Management does not intend to pursue the business of the Company. As such, accounting for the merger as the recapitalization of the Company is deemed appropriate.

           The comparative figures presented in these consolidated financial statements are those of the legal subsidiary.

     c) Unit of Measurement

           United States of America currency is being used as the unit of measurement in these financial statements.

     d) Use of Estimates

           In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     e) Revenue Recognition

           The Company recognizes revenues upon receipt of membership fees and when reward services are rendered.

LYNDOCH ESTATE WINES INC.
A DEVELOPMENT STAGE COMPANY
Notes to Consolidated Financial Statements
Quarter ended June 30, 2004 and 2003


3. Summary of Significant Accounting Policies (cont'd)

     f) Cash and Cash Equivalents

          Cash and cash equivalents consist of cash on hand and cash deposited with financial institutions, including money market accounts, and commercial paper purchased with an original maturity of three months or less.

     g) Foreign Currency Translation

          The Company accounts for foreign currency translation pursuant to SFAS No. 52, "Foreign Currency Translation". The company's functional currency is the Australian dollar. All assets and liabilities are translated into U.S. dollars using the current exchange rate. Revenues and expenses are translated using the average exchange rates prevailing throughout the year. Translation adjustments are included in other comprehensive income for the period.

     h) Fair Value of Financial Instruments

          The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair value. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. At December 31, 2003 and 2002, the carrying amounts of cash, accounts receivable, accounts payable and accrued charges, and loans payable approximate their fair values due to the short-term maturities of these instruments.

     i) Income Taxes

          The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

     j) Stock Based Compensation

          The Company enters into transactions in which goods or services are the consideration received for the issuance of equity instruments. The value of these transactions are measured and accounted for, based on the fair value of the equity instrument issued or the value of the services, whichever is more reliably measurable. The services are expensed in the periods during which the services are rendered.

LYNDOCH ESTATE WINES INC.
A DEVELOPMENT STAGE COMPANY
Notes to Consolidated Financial Statements
Quarter Ended June 30, 2004 and 2003



3. Summary of Significant Accounting Policies (cont'd)

     k) Net Loss per Common Share

          The Company calculates net loss per share based on SFAS No. 128, "Earnings Per Share". Basic loss per share is computed by dividing net loss attributable to the common stockholders by the weighted average number of common shares outstanding. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

          The common shares outstanding for 2003 have been calculated by using the number of shares issued by the legal parent for the reverse take over mentioned in Note 1.

     l) Comprehensive Income

          The Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income is presented in the statements of changes in stockholders' equity, and consists of net loss and unrealized gains (losses) on available for sale marketable securities; foreign currency translation adjustments and changes in market value of future contracts that qualify as a hedge; and negative equity adjustments recognized in accordance with SFAS 87. SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations.

4. Notes Receivable
                                                           2004         2003
     Notes receivable from companies controlled by a director of the Company:

       Banksia Pty Ltd.                                  $      8     $      7

     The notes receivable are non-interest bearing and have no specified terms of repayment.


LYNDOCH ESTATE WINES INC.
A DEVELOPMENT  STAGE  COMPANY
Notes to Consolidated Financial Statements
Six Months to June 30, 2004 and 2003



5.    Notes Payable
                                                           2004          2003
                                                           ----          ----
      Stuff and Bits and Pieces Pty Ltd               $  90,757     $       0


     The notes payable by the Company, are non-interest bearing, unsecured and have no specified terms of repayment. Stuff and Bits and Pieces Pty Ltd is controlled by our President and Director, Mr. John Lamb.

6.    Accounts Payable
                                                           2004          2003
                                                           ----          ----
      Related Parties

      Banksia Entertainment Pty Ltd.                  $ 602,600     $       0

     Banksia Entertainment Pty Ltd. is controlled by our President and Director,
     Mr. John Lamb

7. Capital Stock
        Authorized
             100,000,000   Common shares, par value of $0.001 per share
              10,000,000   Preferred shares, par value of $0.001 per share, non
                           participating,
                                                                                       2004        2003
                                                                                       ----        ----
        Issued
               6,035,000   Common shares (2003 -24,957,950)                       $   6,035   $   4,500
               1,000,000   Preferred shares, Series "A" (2003 - 1,000,000)            1,000       1,000
                                                                                  ---------   ---------

                                                                                  $   7,035   $   5,500
                                                                                  ---------   ---------

     The Company was incorporated in Nevada on August 18, 1993 having an authorized share capital of 25,000 common stock with a par value of $0.001 per share.

LYNDOCH ESTATE WINES INC.
A DEVELOPMENT STAGE COMPANY
Notes to Consolidated Financial Statements
Six Months Ended June 30, 2004 and 2003



     On March 20, 1996, the Company amended its authorized share capital to increase the number of its authorized common shares to 2,500,000 common shares

     On April 01, 2004, the Company amended its authorized share capital to increase the number of its authorized common shares to 100,000,000 common shares and to create 10,000,000 preferred shares with a par value of $0.001 per share. The rights of the preferred shares are to be determined at the discretion of the directors.

     On April 3, 2004, the board of directors designated 1,000,000 Series "A" preferred shares. The Series "A" preferred shares are non-participating but carry 50 votes per share at a general meeting. The remaining 9,000,000 preferred shares have not as yet been designated.

8. Related Party Transactions

     The following table summarizes the Company's related party transactions, that occurred in the normal course of operations for the year, measured at the exchange amount:

                                                                 2004       2003
                                                                 ----       ----

        Included in Notes Payable - amounts due to           $ 90,757         --
        companies controlled by directors fo the Company

        Included in Accouts Payable - amounts dur to         $602,600         --
        companies controlled by directors of the Company

                            LANS FIDELITY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                    CONTENTS

Independent Auditors' Report                                            F-11

Balance Sheets                                                          F-12

Statements of Changes in Stockholders' Deficit                          F-13

Statements of Operations                                                F-14

Statements of Cash Flows                                                F-15

Notes to Financial Statements                                    F-16 - F-19

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Lans Fidelity Corporation

         We have audited the accompanying balance sheets of Lans Fidelity Corporation as at December 31, 2003 and 2002 and the statements of changes in stockholders' deficit, operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lans Fidelity Corporation as at December 31, 2003 and 2002 and the results of its operations, changes in its stockholders' deficit and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company experienced operating losses since inception, and has negative working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                       "SF PARTNERSHIP, LLP"


Toronto, Canada                                        CHARTERED ACCOUNTANTS
July 20, 2004

LANS FIDELITY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Balance Sheets
December 31, 2003 and 2002


                                                           2003         2002


                                     ASSETS
                                                        $     --     $     --
                                                        ==========   ==========
                                   LIABILITIES
                                                        $     --     $     --
                                                        ----------   ----------

                            STOCKHOLDERS' DEFICIENCY

Capital Stock (note 4)                                       1,535        1,535

Accumulated Deficit                                         (1,535)      (1,535)
                                                        ----------   ----------


                                                              --           --
                                                        ----------   ----------


                                                        $     --     $     --
                                                        ==========   ==========




APPROVED ON BEHALF OF THE BOARD


          "John Lamb"


_______________________________
            Director


LANS FIDELITY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Statements of Changes in Stockholders' Deficit
Years Ended December 31, 2003 and 2002



                                                      Common         Additional
                                                      Stock           Paid-In        Accumulated
                                     Shares         Par Value         Capital          Deficit
                                 -------------    -------------    -------------    -------------
 Deficit - December 31, 2001         1,535,000    $       1,535    $        --      $      (1,535)
                                 -------------    -------------    -------------    -------------

 Deficit - December 31, 2002         1,535,000    $       1,535    $        --      $      (1,535)
                                 -------------    -------------    -------------    -------------

 Deficit - December 31, 2003         1,535,000    $       1,535    $        --      $      (1,535)
                                 =============    =============    =============    =============


LANS FIDELITY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Statements of Operations
Years Ended December 31, 2003 and 2002





                                                                        Cumulative
                                                                        from
                                               2003          2002       Inception
                                           -----------   -----------   -----------
Revenue                                    $      --     $      --     $      --

Expenses
    General and administrative                    --            --           1,535
                                           -----------   -----------   -----------


Net Loss                                   $      --     $      --     $    (1,535)
                                           ===========   ===========   ===========




Basic and Fully Diluted Loss per Share     $      --     $      --
                                           ===========   ===========


Basic and Fully Diluted Weighted Average
    Number of Shares                         1,535,000     1,535,000
                                           ===========   ===========



LANS FIDELITY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Statements of Cash Flows
Years Ended December 31, 2003 and 2002

                                                                              Cumulative
                                                                                 from
                                                       2003         2002       Inception
                                                    ----------   ----------   ----------
Cash Flows from Operating Activities
    Net loss                                        $     --     $     --     $   (1,535)
    Adjustments to reconcile net loss to net cash
      used in operating activities

      Issuance of shares for services                     --           --          1,535
                                                    ----------   ----------   ----------

Cash Flows from Investing Activities                      --           --           --
                                                    ----------   ----------   ----------

Cash Flows from Financing Activities                      --           --           --
                                                    ----------   ----------   ----------

Cash - beginning of  year                                 --           --           --
                                                    ----------   ----------   ----------

Cash - end of year                                  $     --     $     --     $     --
                                                    ==========   ==========   ==========


LANS FIDELITY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2003 and 2002


1.   Nature of Business

     Company History

     Lans Fidelity Corporation ("the Company") was incorporated under the laws of the State of Nevada on August 18, 1993. The Company has been inactive since incorporation.

     Operations

     The Company is considered a developmental stage company in 2003 and 2002 as defined by SFAS No.7.


2.   Going Concern

     These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

     The Company is in the development stage of operations and has sustained operating losses since inception. In addition the working capital of the Company is not sufficient to meet its planned business objectives. The Company's continuation as a going concern is uncertain and dependant on successfully bringing about an acquisition and achieving future profitable operations and obtaining additional sources of financing to sustain its operations, the outcome of which cannot be predicted at this time. In the event the Company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of its products and services.

LANS FIDELITY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2003 and 2002



3.   Summary of Significant Accounting Policies

     a)   Unit of Measurement

          United States of America currency is being used as the unit of measurement in these financial statements.

     b)   Income Taxes

          The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

     c)   Foreign Currency Translation

          Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rate in effect at the time of the transactions. Revenues and expenses denominated in foreign currencies are translated using the average exchange rates prevailing throughout the year. Realized gains and losses from foreign currency translations are included in other comprehensive income for the period.

     d)   Stock Based Compensation

          The Company enters into transactions in which goods or services are the consideration received for the issuance of equity instruments. The value of these transactions are measured and accounted for, based on the fair value of the equity instrument issued or the value of the services, whichever is more reliably measurable. The services are expensed in the periods during which the services are rendered.


LANS FIDELITY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2003 and 2002



3.   Summary of Significant Accounting Policies (cont'd)

     e)   Net Earnings per Common Share

          The Company  calculates  net earnings per share based on SFAS No. 128,
          "Earnings Per Share". Basic earnings per share is computed by dividing net loss  attributable to common  stockholders by the weighted average number of common shares outstanding.  Fully diluted earnings per share
          is  computed   similar  to  basic  loss  per  share  except  that  the
          denominator  is increased to include the number of  additional  common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

     f)   Comprehensive Income

          The Company adopted SFAS No. 130,  "Reporting  Comprehensive  Income."
          SFAS No. 130 establishes  standards for reporting and  presentation of comprehensive  income and its  components  in a full set of  financial statements.  Comprehensive  income is presented in the  statements  of stockholders' deficit, and consists of net income and unrealized gains
          (losses) on available for sale marketable securities; foreign currency
          translation   adjustments  and  changes  in  market  value  of  future
          contracts  that qualify as a hedge;  and negative  equity  adjustments recognized  in  accordance  with SFAS 87. SFAS No. 130  requires  only additional disclosures in the financial statements and does not affect the  Company's  financial  position  or  results  of  operations.  The resulting  comprehensive  income from adopting the above SFAS No. 130, during the years ended December 31, 2003 and 2002 have been "Nil".

4.   Capital Stock

        Authorized
                2,500,000  Common shares, par value of $0.001 per share

                                                                               2003              2002
        Issued
                1,535,000  Common shares (2002 - 1,535,000)              $     1,535  $         1,535
                                                                         ===========  ===============

5.   Subsequent Events

     On April 01, 2004, the Board of Directors approved the increase of the authorized share capital of the Company to 100,000,000 common shares, having a par value of $0.001 and 10,000,000 preferred shares, having a par value of $0.001.

     On April 03, 2004, the Board of Directors approved the creation of 1,000,000 Series A preferred shares, having voting rights equal to fifty common share votes for each preferred share.

LANS FIDELITY CORPORATION
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2003 and 2002


     On May 10, 2004, the Board of Directors approved the sale of 1,000,000 options, having the right to purchase common shares, for cash consideration of $10,000. Each option will give the holder the right, within a two year period, to purchase one common share at a price equal to the greater of $0.50 or the average trading price over the proceeding five business days less a discount of 40%.

     On May 19, 2004, the Board of Directors approved the acquisition of all the issued and outstanding common shares of Lyndoch Estate Wines Pty Ltd in exchange for 4,500,000 common shares and 1,000,000 preferred shares of the Company.

     On May 19, 2004, the Board of Directors resolved to change the Company's name to Lyndoch Estate Wines Inc.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


                 Securities and Exchange
                 Commission registration fee         $   760
                 Legal fees and expenses (1)         $25,000
                 Accounting fees and expenses (1)    $25,000
                 Miscellaneous and Printing fees(1)  $24,240
                                                     -------
                 Total (1)                           $75,000

(1) Estimated.

Item 26. Recent Sales of Unregistered Securities.

On May 21, 2004, we issued 1,800,000 shares and 2,700,000 shares of our restricted common stock to Stuff and Bitsn' Pieces Pty. Ltd. and Banksia Entertainment Pty Ltd., respectively and also issued 400,000 shares and 600,000 shares of our restricted Series "A" preferred shares respectively in consideration for all of the issued and outstanding stock of Lyndoch Estate Wines Pty Ltd. The issuance was valued at $0.001 per common and preferred share, respectively or $5,500.00 in the aggregate. John Lamb, our officer and director is the principal shareholder of both entities. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Both entities were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both entities had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

Item 27. Exhibits.

3.1.   Certificate of Incorporation and Amendments

3.2    Bylaws

5.1    Opinion and Consent of Anslow & Jaclin, LLP

10.1 Exchange Agreement dated May 19, 2004 between us and Lyndoch Estate Wines Pty Ltd.

10.2 Stock Option Agreement dated May 25, 2004 between us and Waldwick Investments Limited

10.3 Stock Option Agreement dated May 25, 2004 between us and Fort Street Equity, Inc.

21.1   Subsidiaries

23.1   Consent of SF Partnership, LLP, independent auditors.

24.1   Power of Attorney (included on signature page of Registration Statement)

Item 28. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Country of Australia, on the day of August 9, 2004.

LYNDOCH ESTATE WINES, INCORPORATED

BY:      /s/   JOHN LAMB
         -----------------
               JOHN LAMB
         President, Chief Executive Officer and
         Chairman of the Board of Directors

                                POWER OF ATTORNEY

The undersigned directors and officers of Lyndoch Estate Wines, Incorporated hereby constitute and appoint John Lamb, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          TITLE                           DATE

 /s/ John Lamb          President, Chief Executive Officer        August 9, 2004
-------------------     and Chairman of the Board of Directors

 /s/ Jane Roberts       Chief Financial Officer, Treasurer and    August 9, 2004
-------------------     Secretary

 /s/ Ian Gemmell        Director                                  August 9, 2004
-------------------